UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

IHEARTCOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed, on March 7, 2016, iHeartCommunications, Inc. (the “Company” or “we”) received Notices of Default (the “Notices”) from the holders of at least 25% of the outstanding principal amount of four of the Company’s outstanding series of Priority Guarantee Notes (the “Holders”). The Notices alleged that we violated certain covenants under the indentures governing the Priority Guarantee Notes (the “Indentures”) when, on December 3, 2015, we contributed 100,000,000 shares (the “Shares”) of Class B common stock of Clear Channel Outdoor Holdings, Inc. from Clear Channel Holdings Inc., one of our wholly-owned subsidiaries, to Broader Media, LLC, one of our wholly-owned subsidiaries that is an “unrestricted subsidiary” under the Indentures (the “Contribution”). The Notices asserted that the alleged defaults would become an “Event of Default” under the Indentures following the expiration of 60 days. An Event of Default, if it were to occur, would entitle the Holders to accelerate the underlying indebtedness and would trigger events of default under our other material indebtedness.

On March 7, 2016, we filed a lawsuit (Cause No. 2016 CI 04006) in the State District Court in Bexar County, Texas (the “Court”) against the Holders and the indenture trustees under the Indentures (collectively, the “Defendants”) seeking, among other things, a ruling by the Court through declaratory judgment that we are not in default or in violation of any covenant or provision of the Indentures (the “Cause”).

On March 9, 2016, we obtained a temporary restraining order from the Court (i) rescinding the Notices until the temporary restraining order expires pursuant to its terms or until further order of the Court, and (ii) restraining and enjoining the Defendants from issuing additional notices of default on the Priority Guarantee Notes or any other indebtedness of the Company based upon the Contribution. The temporary restraining order expires in 14 days, but for good cause shown, the Court may extend the temporary restraining order up to 14 additional days. As a condition to obtaining the temporary restraining order from the Court, we agreed not to sell, transfer, encumber, pledge, hypothecate or otherwise dispose of any interest in, or proceeds of, the Shares until such time as a hearing may be held for a temporary injunction.

We continue to believe that the Contribution did not cause a default under any of the Indentures or under the terms of any of our other indebtedness. If, however, we are unable to obtain the permanent relief we are requesting from the Court or are otherwise unable to successfully contest the validity of the Notices and any subsequent acceleration of a material portion of our indebtedness, then we would need to pursue other available alternatives to address the claimed defaults.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTCOMMUNICATIONS, INC.

Date: March 9, 2016	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

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